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                                   EXHIBIT 23

                               GRANT THORNTON LLP

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70511 and No. 333-70513) of McRae Industries, Inc. and subsidiaries of our report dated October 16, 2002 on the consolidated financial statements and financial statement schedule of McRae Industries, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended August 3, 2002.



/s/Grant Thornton LLP

Charlotte, North Carolina
October 16, 2002

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